Exhibit 99.1
Lifeward Reports First Quarter 2024 Financial Results

Q1’24 revenue of $5.3M is up 340% vs. Q1’23 and at the midpoint of
Lifeward’s guidance range

Newly established Medicare payment for ReWalk Personal Exoskeleton favorably impacts Q1’24 results

Medicare Administrative Contractors (“MACs”) approve 14 claims since fee schedule established

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, May 15, 2024 – ReWalk Robotics Ltd. (DBA Lifeward™), (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global market leader delivering life-changing solutions to revolutionize what is possible in rehabilitation, recovery, and the pursuit of life’s passions in the face of physical limitation or disability, today announced its financial results for the three months ended March 31, 2024.

Recent Highlights and Milestones for Lifeward

•
The Centers for Medicare & Medicaid Services (“CMS”) finalized the 2024 Home Health Rule which includes exoskeletons in the Medicare brace benefit category, reimbursed by Medicare on a lump-sum basis.  The Home Health Rule went into effect on January 1, 2024.

•	CMS revised its April 2024 Durable Medical Equipment, Prosthetics, Orthotics, and Supplies (“DMEPOS”) Fee Schedule to include a final lump-sum Medicare payment rate for personal exoskeletons.

•	The MACs have begun approving previously submitted Lifeward claims for payment.

“Lifeward has experienced a transformation of the market with the finalized Medicare payment for ReWalk personal exoskeletons for eligible beneficiaries,” said Larry Jasinski, Chief Executive Officer of Lifeward.  "Our Medicare claims have begun to be processed and approved for payment and this signifies a significant expansion of access to the ReWalk technology for individuals with spinal cord injury (“SCI”).”

“Medicare payment for personal exoskeletons is a significant validation of the benefits of our technology and we intend to leverage our efforts to other payor groups to continue to expand access for other individuals with SCI who seek the many health and quality-of-life benefits of walking,” continued Mr. Jasinski. “The clinical data support the incredible value of walking and actions of CMS and the MACs will enable us to further our mission of broader access to innovative exoskeleton technology for appropriate individuals.”

First Quarter 2024 Financial Results

Revenue was $5.3 million in the first quarter of 2024, compared to $1.2 million during the first quarter of 2023, up $4.1 million, or 340%. Revenue from the sale of products from the former ReWalk business was $2.5 million, up $1.3 million, or 90% compared to the prior year. This performance was primarily driven by an increase in ReWalk system revenue from the expansion of access through Medicare payment.  Revenue from the sale of AlterG products and services was $2.8 million.  The AlterG revenue was adversely affected by the temporary impact of the Q1’24 integration and training of the former ReWalk and AlterG commercial teams, which resulted in reduced sales capacity during ramp-up to full productivity.  The Company believes that the necessary sales training and integration completed in Q1’24 will position the commercial team for improved sales effectiveness and productivity in Q2’24 compared to previous quarters.

Gross margin was 26.4% during the first quarter of 2024, compared to 46.4% in the first quarter of 2023. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted gross margin was 33.7% in Q1’24, compared to 46.2% in Q1’23, a 12.5 percentage point decline.  This decline was primarily attributable to low volumes of AlterG product sales which resulted in adverse absorption of production and overhead costs, combined with the mix of sales of ReWalk systems.

Total operating expenses in the first quarter of 2024 were $7.9 million, compared to $4.9 million in the first quarter of 2023.  On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $7.3 million in Q1’24, compared to $4.5 million in Q1’23, a $2.8 million increase.  This increase was primarily due to the additional headcount resulting from the acquisition of AlterG in August 2023 and the investment in additional commercial resources.

Operating loss in the first quarter of 2024 was $6.5 million, compared to $4.3 million in the first quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $5.5 million in the first quarter of 2024, compared to a loss of $3.9 million in the first quarter of 2023.

Net loss was $6.3 million, or $0.73 per share, for the first quarter of 2024, compared to a net loss of $4.3 million, or $0.51 per share, in the first quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $5.3 million, or $0.62 per share, in the first quarter of 2024, compared to $3.9 million, or $0.45 per share, during the first quarter of 2023.

Liquidity

As of March 31, 2024, ReWalk had $20.7 million in unrestricted cash and cash equivalents on its balance sheet with no debt.  During the first quarter of 2024, cash used in operations was $7.7 million, which was affected by the unfavorable gross margin in the quarter and the timing of working capital utilization.

Financial Guidance

Following the results of Q1’24, Lifeward continues to expect revenue of between $28 to $32 million in 2024.  For the second quarter, Lifeward expects sequential improvement in revenue as a result of the expanded access to ReWalk systems from the finalized Medicare reimbursement and the improving sales traction of the new commercial team.

Conference Call

Lifeward management will host its conference call as follows:

Date		May 15, 2024
Time		8:30 AM EDT
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647560
Access code		Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/958om9xg

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/958om9xg or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity systems, the ReStore Exo-Suit, and the MyoCycle FES Systems.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

ReWalk®, ReStore® and Alter G® are registered trademarks of ReWalk Robotics Ltd. (DBA Lifeward) and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the Company’s ability to realize the anticipated benefits of the acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; the effect of the AlterG acquisition on the ability of the Company to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; potential litigation in connection with the AlterG acquisition; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K and 10-K/A, as amended, for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward Media Relations:
LifeSci Communications
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward
E: ir@golifeward.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,	March 31,
	2024	2023

Revenue	$5,283	$1,230
Cost of revenues	3,888	659
Gross profit	1,395	571
Operating expenses:
Research and development, net	1,291	752
Sales and marketing	5,014	2,484
General and administrative	1,592	1,710
Total operating expenses	7,897	4,946
Operating loss	(6,502)	(4,375)
Financial income, net	232	78
Loss before income taxes	(6,270)	(4,297)
Taxes on income	6	24
Net loss	$(6,276)	$(4,321)
Basic net loss per ordinary share, basic and diluted	$(0.73)	$(0.51)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	8,590,088	8,502,217

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2024	2023
	(Unudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$20,744	$28,083
Trade receivable, net of credit losses of $306 and $328, respectively	3,491	3,120
Prepaid expenses and other current assets	2,492	2,366
Inventories	6,059	5,653
Total current assets	32,786	39,222
Restricted cash and other long term assets	432	784
Operating lease right-of-use assets	1,562	1,861
Property and equipment, net	1,206	1,262
Intangible Assets	11,694	12,525
Goodwill	7,538	7,538
Total assets	$55,218	$63,192
Liabilities and equity
Current liabilities
Trade payables	4,278	5,069
Current maturities of operating leases liability	1,245	1,296
Other current liabilities	3,990	4,854
Earnout liability	579	576
Total current liabilities	10,092	11,795

Earnout liability	2,709	2,716
Non-current operating leases liability	354	607
Other long-term liabilities	1,448	1,564
Shareholders’ equity	40,615	46,510
Total liabilities and shareholders’ equity	$55,218	$63,192

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2024	2023

Net cash used in operating activities	$(7,673)	$(5,233)

Net cash used in investing activities	-	-

Net cash used in financing activities	-	(771)

Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(15)	(11)
Decrease in cash, cash equivalents, and restricted cash	(7,688)	(6,015)
Cash, cash equivalents, and restricted cash at beginning of period	28,792	68,555
Cash, cash equivalents, and restricted cash at end of period	$21,104	$62,540

ReWalk Robotics Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended
	March 31,
	2024	2023

Revenues based on customer’s location:
United States	3,747	877
Europe	1,169	324
Asia - Pacific	180	28
Rest of the world	187	1
Total Revenues	$5,283	$1,230

	Three Months Ended
	March 31,	March 31,
Dollars in thousands, except per share data	2024	2023

GAAP net loss	$(6,276)	$(4,321)
Adjustments:
Amortization of intangible assets	831	-
Other income related to the post closing statement for the acquisition of AlterG	(467)	-
Integration/Rebranding costs	236	-
Remeasurement of earnout liability	(4)	-
M&A transaction	-	150
Stock-based compensation expenses	381	304

Non-GAAP net loss	$(5,299)	$(3,867)

Shares used in net loss per share	8,590,088	8,502,217

Non-GAAP net loss per share	$(0.62)	$(0.45)

	Three Months Ended
	March 31,		March 31,
	2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP operating loss	$(6,502)	(123.1)%	$(4,321)	(351.3)%

Amortization of intangible assets	831	15.7%	-	-
Other income related to the post closing statement for the acquisition of AlterG	(467)	(8.8)%	-	-
Integration/Rebranding costs	236	4.5%	-	-
Remeasurement of earnout liability	(4)	(0.1)%	-	-
M&A transaction	-	-	150	12.2%
Stock-based compensation expenses	381	7.2%	304	24.7%

Non-GAAP operating loss	$(5,525)	(104.6)%	$(3,867)	(314.4)%

	Three Months Ended
	March 31,		March 31,
	2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP gross profit	$1,395	26.4%	$571	46.4%
Adjustments:
Amortization of intangible assets	383	7.2%	-	-
Stock-based compensation expenses	4	0.1%	(2)	(0.2)%

Non-GAAP gross profit	$1,782	33.7%	$569	46.2%

	Three Months Ended
	March 31,		March 31,
	2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP research & development	$1,291	24.4%	$752	61.1%
Adjustments:
Stock-based compensation expenses	(46)	(0.9)%	(32)	(2.6)%

Non-GAAP research & development	$1,245	23.5%	$720	58.5%

	Three Months Ended
	March 31,		March 31,
	2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP sales & marketing	$5,014	94.9%	$2,484	202.0%
Adjustments:
Amortization of intangible assets	(382)	(7.2)%	-	-
Rebranding costs	(193)	(3.7)%	-	-
Stock-based compensation expenses	(111)	(2.1)%	(81)	(6.6)%

Non-GAAP sales & marketing	$4,328	81.9%	$2,403	195.4%

	Three Months Ended
	March 31,		March 31,
	2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP general & administrative	$1,592	30.1%	$1,710	139.0%
Adjustments:
Other income related to the post closing statement for the acquisition of AlterG	467	8.8%	-	-
Amortization of intangible assets	(66)	(1.2)%	-	-
Integration costs	(43)	(0.8)%	-	-
Remeasurement of earnout liability	4	0.1%	-	-
M&A transaction	-	-	(150)	(12.2)%
Stock-based compensation expenses	(220)	(4.2)%	(193)	(15.7)%

Non-GAAP general & administrative	$1,734	32.8%	$1,367	111.1%